SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 4, 2010

 AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50771	20-0307691
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification Number)

3095 East Andrew Johnson Highway, Greeneville, Tennessee 37745
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(423) 636-1555

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item	5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

American Patriot Financial Group, Inc. (the “Company”) is announcing that Michael Burns has resigned as the President of the Company and the Company’s subsidiary, American Patriot Bank (the “Bank”), and as a member of the boards of directors of the Company and the Bank, effective January 4, 2010.

The Company’s and the Bank’s boards of directors have appointed John Donald Belew, 59, to serve as the President of the Company and the Bank, effective January 7, 2010.  Mr. Belew currently serves as the Chief Executive Officer of the Company and the Bank, and has been a director of the Company since November 5, 2009 and the Bank since August 31, 2009.

Information regarding Mr. Belew’s background and compensation were included in the Company’s Current Report on Form 8-K dated August 26, 2009 and filed with the Commission on August 28, 2009, when Mr. Belew joined the Company, which by this reference is incorporated herein as if copied verbatim.

There are no arrangements or understandings between Mr. Belew and any other persons pursuant to which he was appointed to serve as the President of the Company.  Mr. Belew has not been a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

Item	7.01.	Regulation FD Disclosure.

 The information set forth in Item 5.02 above is incorporated by reference as if fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

Dated:	January 8, 2010	By:	/s/ T. Don Waddell
Name:	T. Don Waddell
Title:	Chief Financial Officer